Exhibit 3.143

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:56 PM 06/18/2014
FILED 05:46 PM 06/18/2014
SRV 140855748 - 5554177 FILE

CERTIFICATE OF FORMATION
OF
NRG DISTRIBUTED GENERATION LLC

1.                                      Name: The name of the limited liability company is NRG Distributed Generation LLC:

2.                                      Registered Office: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      Organizer: The name and address of the sole organizer of the limited liability company is Lynne P. Wittkamp, NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Distributed Generation LLC this 18th day of June, 2014.

/s/ Lynne P. Wittkamp
Lynne P. Wittkamp
Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “NRG DISTRIBUTED GENERATION LLC”, CHANGING ITS NAME FROM “NRG DISTRIBUTED GENERATION LLC” TO “NRG DISTRIBUTED GENERATION PR LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JUNE, A.D. 2014, AT 3:40 O’CLOCK P.M.

[SEAL]

/s/ Jeffrey W. Bullock
5554177 8100 140860512		Jeffrey W. Bullock, Secretary of State AUTHENTICATION : 1473139 DATE : 06-20-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:02 PM 06/19/2014
FILED 03:40 PM 06/19/2014
SRV 140860512 - 5554177 FILE

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)

1.                                      The name of the Limited Liability Company is: NRG Distributed Generation LLC.

2.                                      That a Certificate of Formation was filed by the Secretary of State of Delaware on  June 18, 2014, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.                                      The inaccuracy or defect of said Certificate is: (must give specific reason)

The name of the Limited Liability Company was incorrectly stated as NRG Distributed Generation LLC

4.                                      The Certificate is hereby corrected to read as follows:

The name of the limited liability company is NRG Distributed Generation PR LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19th day of June, A.D. 2014.

By:	/s/ Lynne P. Wittkamp
Authorized Person

Name:	Lynne P. Wittkamp
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